UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
Form 10

General Form for Registration of Securities
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

QueryObject Systems Corporation
(Exact Name of registrant as specified in its Charter)

Delaware	94-3087939
(State of Incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Olshan Grundman Frome Rosenzweig & Wolosky LLP 65 East 55th Street, Third Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-451-2300

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None

Securities to be Registered Pursuant to Section 12(g) of the Act:

Common Stock $0.003 Par Value
(Title of Class)

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Explanatory Note: This Amendment No. 4 to Form 10-12g is being filed to include certain exhibits that were inadvertently excluded from Amendment No. 3.  No other information included herein has changed from the Registrant's filing of Amendment No. 3.

QueryObject Systems Corporation
FORM 10

i

Index

Item 1.	Business.

Some of the statements contained in this registration statement on Form 10 of QueryObject Systems Corporation (hereinafter the “Company”, “We” or the “Registrant”) discuss future expectations, contain projections of our plan of operation or financial condition or state other forward-looking information.  In this registration statement, forward-looking statements are generally identified by the words such as “anticipate”, “plan”, “believe”, “expect”, “estimate”, and the like.  Forward-looking statements involve future risks and uncertainties, and there are factors that could cause actual results or plans to differ materially from those expressed or implied.  These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The forward-looking information is based on various factors and is derived using numerous assumptions.  A reader, whether investing in the Company’s securities or not, should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement.  Important factors that may cause actual results to differ from projections include, for example:

•	the success or failure of management’s efforts to implement the Company’s plan of operation;

•	the ability of the Company to fund its operating expenses;

•	the ability of the Company to compete with other companies that have a similar plan of operation;

•	the effect of changing economic conditions impacting our plan of operation;

•	the ability of the Company to meet the other risks that may be described in future filings with the Securities and Exchange Commission.

General Background of the Registrant

We were incorporated in Delaware in 1997 and are the successor by merger to CrossZ International, Inc., a California corporation, incorporated in 1989.  In May 1998, the name of the Company was changed from CrossZ Software Corporation to QueryObject Systems Corporation to reflect the change in the Company’s focus to the sale and support of its proprietary products thereby enabling customers to do their own analysis.  Unless otherwise indicated, references to the Company also include its predecessor.

On December 12, 2001, the Company entered into an agreement to sell substantially all of its assets, including its name, to an unaffiliated third party (the “Sale”).  The purchase price was $900,000 in cash and the forgiveness of $271,404 of accounts receivable due from the purchaser.  The Sale was contingent upon receiving stockholder approval, which was received on March 13, 2002.  As a result, effective December 12, 2001, the Company ceased operations, maintaining a small group of employees to facilitate the transition of the Company.  The Company currently has no material assets and has been inactive since December 2001.  On October 30, 2007, the Company revived its existence in the State of Delaware, its charter having been revoked on March 1, 2004 for failure to pay its franchise tax.

Prior to discontinuing its operations, the Company developed and marketed proprietary business intelligence software solutions that enabled business managers to leverage existing corporate data in making strategic decisions.  The Company developed its software products in response to the growing recognition of the strategic value of analyzing increasing volumes of data for transaction intensive industries, such as telecommunications, healthcare, insurance, financial services and retail.  The Company believed its QueryObject System to be a highly scalable and efficient solution for providing business intelligence applications and users with all the relevant information from corporate data.  QueryObject System was designed as a powerful OLAP (On-Line Analytical Processing) data mart solution that transformed mainframe size databases into highly compact and portable mathematical representations that fit onto standard PC laptops.  In March 1999, the Company formed internetQueryObject Corporation (“IQO”), which sold application services and subsequently sold shares, warrants and options of IQO to affiliated and unaffiliated third parties.  IQO had developed the CustomerView application, a turnkey analytical application for the retail industry.  On September 4, 2001, the Company and IQO commenced an exchange offer whereby certain shares, warrants and options of IQO were exchanged for 13,436,799 shares of the Company’s common stock.  On March 1, 2002, the state of Delaware revoked IQO’s charter for failure to pay franchise taxes.  The Company, which is the former majority stockholder of IQO, does not intend to file a Certificate of Revival in the State of Delaware to revive IQO.  Before winding down its operations, the Company realized limited sales of its products.

Index
The executive office of the Company is located at c/o Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, Third Floor, New York, New York 10022.  Its telephone number is 212-451-2300.  The Company’s sole officer is Daniel Pess and its directors are Messrs. Pess, Isaac Kier and Paul Sonkin.

Registration Statement

The Company is voluntarily filing this registration statement on Form 10 in order to become registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a “reporting company”, the Company will be obligated to file with the Commission certain interim and periodic reports, including an annual report containing audited financial statements.  The Company anticipates that it will continue to file such reports as are required under the Exchange Act.

The public may read and copy any materials we file with the Securities and Exchange Commission (“SEC”) at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.  Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at its website address, which is http://www.sec.gov.

Until the fourth quarter of 2001, the common stock of the Company was traded under the symbol QUOB on the American Stock Exchange.  Since such time, the Company’s common stock has been subject to quotation on the pink sheets under the trading symbol QOBJ.  There can be no assurance that there will be an active trading market for our securities following the effective date of this Registration Statement.  In the event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

New Business Objectives of the Company

In its present state, the Company may be referred to as a shell corporation and once it becomes current in its filings with the SEC, a reporting shell corporation.  Shell corporations have zero or nominal assets and typically no material stated or contingent liabilities.  Private companies wishing to become publicly traded may wish to merge with a shell (a reverse merger) whereby the stockholders of the private company become the majority of the stockholders of the combined company.  The private company may purchase for cash all or a portion of the common shares of the shell corporation from its major stockholders.  Typically, the directors and officers of the private company become the new directors and officers of the combined company and often the name of the private company becomes the name of the combined company.

The Company has very limited capital, and it is unlikely that the Company will be able to take advantage of more than one such business opportunity.  Management is determined to direct its efforts to locate and consummate a merger or acquisition with such a private entity (a “Business Combination”).  The Company does not intend to limit itself to a particular industry and has not established any particular criteria upon which it will consider and proceed with a possible Business Combination.

Management believes that various types of potential merger or acquisition candidates might find a Business Combination with the Company to be attractive.  These include acquisition candidates desiring to eventually create a more liquid market for their shares, acquisition candidates that have long-term plans for raising capital through public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial, and acquisition candidates that plan to acquire additional assets through issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process. Acquisition candidates who have a need for an immediate cash infusion are not likely to find a potential Business Combination with the Company to be an attractive alternative.  Nevertheless, the Company has not conducted market research and is not aware of statistical data that would support the perceived benefits of a merger or acquisition transaction for the owners of an acquisition candidate.

Index
Prior to making a decision to participate in a Business Combination, the Company will generally request as much relevant information as possible regarding the acquisition candidate, including, but not limited to, such items as a description of products, services and company history; management resumes; financial information; available projections with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or service marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during the relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; and audited financial statements, or if they are not available at that time, unaudited financial statements, together with reasonable assurance that audited financial statements could be produced within the required period of time.

In evaluating a prospective Business Combination, we would consider, among other factors, the following: (i) costs associated with pursuing the Business Combination; (ii) growth potential of the business to be acquired, (iii) experiences, skills and availability of additional personnel necessary to operate such business; (iv) necessary capital requirements of such business; (v) the competitive position of such business; (vi) the stage of business development of such business; (vii) the market acceptance of the potential products and services of such business; (viii) proprietary features and intellectual property of such business; and (ix) the regulatory environment that may be applicable to such business. The foregoing criteria are not intended to be exhaustive and there may be other criteria that management may deem relevant.

The Company is unable to predict when, if ever, it may find a possible acquisition candidate.  We expect, however, that the analysis of specific proposals and the selection of a potential transaction may take several months or more.  There can also be no assurance that the Company will be able to successfully pursue an acquisition candidate.  In that event, there is a substantial risk to the Company that failure to complete a Business Combination will force management to cease operations and liquidate the Company.

Management intends to devote such time as it deems necessary to carry out the Company’s affairs.  The exact length of time required for the pursuit of a Business Combination is uncertain.  No assurance can be made that we will be successful in our efforts.  We cannot project the amount of time that our management will actually devote to the Company’s plan of operation.

Search for a Business Combination

The Company’s search will be directed toward small and medium-sized enterprises that have a desire to enhance the liquidity of their shares.  The Company does not propose to restrict its search for a Business Combination to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of its limited resources.  This includes industries such as service, manufacturing, high technology, biotechnology, product development, medical, communications and others.  The Company’s discretion in the selection of a Business Combination is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors.  No assurance can be given that the Company will be successful in finding a desirable Business Combination, and no assurance can be given that any acquisition that does occur will be on terms that are favorable to the Company or its stockholders.

Our management is not required to commit its full time to our affairs.  As a result, pursuing a Business Combination may require a greater period of time than if our management were to devote its full time to our affairs.  Management is not precluded from serving as officers or directors of any other entity that is engaged in business activities similar to those of the Company.  In the future, management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct.  In such event, management may have conflicts of interest in determining to which entity a particular Business Combination should be presented.  Mr. Kier, a director, currently serves as a director and/or officer of one other such company.  In general, officers and directors of a Delaware corporation are required to present certain business opportunities to such corporation.  In cases where our management has multiple business affiliations, they may have similar legal obligations to present certain business opportunities to multiple entities.  If several business opportunities or operating entities approach management with respect to a Business Combination, management will consider a number of factors, including preferences of the management of the operating company and availability of resources of the acquiring company.  However, management will act in what it believes will be in the best interests of the stockholders of the Registrant and other respective public companies.

Index
The Company intends to conduct its activities so as to avoid being classified as an “Investment Company” under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act of 1940 and the regulations promulgated thereunder.

We are a Blank Check Company

At present, the Company has no sources of revenue and has no specific business plan or purpose.  The Company’s business plan is to seek a Business Combination.  As a result, the Company is a “blank check” or “shell” company.  Many states have enacted statutes, rules and regulations limiting the sale of securities of shell companies in their respective jurisdictions.  Management does not intend to undertake any efforts to cause a market to develop in the Company’s securities or undertake any offering of the Company’s securities, either debt or equity, until such time as the Company has successfully implemented its business plan and closed on a suitable Business Combination.

The Company’s common stock is a “penny stock,” as defined in Rule 3a51-1 under the Exchange Act.  The penny stock rules require a broker-dealer, prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  So long as the Company’s common stock is subject to the penny stock rules, the level of trading activity could be limited and it may be difficult for investors to sell our common stock.

Item 1A.	Risk Factors.

The Company is subject to numerous risk factors, including the following:

We are dependent on the services of certain key personnel.

The Company is dependent upon the continued services of its officers and directors.  To the extent that their services become unavailable, the Company will be required to obtain other qualified personnel and there can be no assurance that it will be able to recruit and hire qualified persons upon acceptable terms.

We have limited financial and personnel resources with which to achieve our intended business objectives and our independent auditor’s report for the fiscal year ended December 31, 2007 contains a going concern qualification.

At present, we have no business operations and our business activities are limited to seeking a Business Combination.  Due to our limited financial and personnel resources, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives.  Although on June 28, 2007, and on May 19, 2008, we sold $100,000 and $60,000 of convertible notes, respectively, we have only limited resources and have no current source of operating income, revenues or cash flow from operations.  There is no guaranty there are enough funds for us to continue our corporate existence and our business objective to seek a Business Combination, as well as funding the costs, including professional accounting fees and expenses related to continuing to be a reporting company under the Exchange Act, and there is no assurance that we will be able to locate any additional needed funds.  In addition, we will not generate any revenues at least until, and we will only potentially generate revenues if, we enter into a new business, of which there can be no assurance. The independent accountant’s report for the year ended December 31, 2007 states that our losses from operations and our working capital deficiency raise substantial doubt about our ability to continue as a going concern.

Index

We will be required to seek additional financing.

We have no revenues and are dependent upon the aggreagte of $160,000 received by us through the issuance of convertible notes on June 28, 2007, and May 19, 2008, to fund our costs associated with our reporting obligations under the Exchange Act, and other administrative costs associated with our corporate existence.  The Company has incurred and expects to continue to incur costs for general and administrative expenses, including accounting fees, reinstatement fees, and other professional fees related to the preparation and filing of this Registration Statement under the Exchange Act.  We do not expect to generate any revenues until, and we will only potentially generate revenues if, we enter into a new business.  We believe that we may need additional financing to pay accounting and professional fees and other expenses to fulfill our reporting obligations under the Exchange Act until we commence business operations.  The sale of additional equity or convertible debt securities could result in additional dilution to our stockholders.  In addition, our failure to secure additional financing could have a material adverse affect on our ability to pay the accounting and other fees required in order to continue to fulfill our reporting obligations and pursue our business plan.  We do not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that any such arrangement would be available at all or on terms acceptable to us.

Our management will have broad discretion in connection with the selection of a Business Combination.

Any person who invests in our securities will do so without an opportunity to evaluate the specific merits or risks of any potential Business Combination in which we may engage.  As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the selection of a Business Combination.  There can be no assurance that determinations made by our management will permit us to achieve our business objectives.

Since we have not yet selected a particular industry or any target business with which to complete our Business Combination, stockholders will be unable to ascertain the merits or risks of the industry or business in which we may ultimately operate.

There is no basis for stockholders to evaluate the possible merits or risks of potential Business Combinations or the particular industry in which we may ultimately operate.  To the extent that we effect a Business Combination with a financially unstable entity or an entity that is in its early stage of development or growth, including entities without established records of revenues or income, we will become subject to numerous risks inherent in the business and operations of such entity.  In addition, to the extent that we effect a Business Combination with an entity in an industry characterized by a high degree of risk, we will become subject to the currently unascertainable risks of that industry.  A high level of risk frequently characterizes certain industries that experience rapid growth.  Although management will endeavor to evaluate the risks inherent in a particular new prospective business or industry, there can be no assurance that we will properly ascertain or assess all such risks or that subsequent events may not alter the risks that we perceive at the time of the consummation of a Business Combination.

We currently do not have any agreements nor any minimum requirements for a Business Combination.

The Company has no current arrangement, agreement or understanding with respect to engaging in a Business Combination with a specific entity.  There can be no assurance that the Company will be successful in identifying and evaluating or in concluding a Business Combination.  No particular industry or specific business within an industry has been selected for a target company.  The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria that it will require a target company to have achieved, or without which the Company would not consider a Business Combination with such business entity.  Accordingly, the Company may enter into a Business Combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics.  There can be no assurance that the Company will be able to negotiate a Business Combination on terms favorable to the Company.  In addition, there can be no assurance that a Business Combination will benefit stockholders or prove to be more favorable to stockholders than any other investment that may be made by stockholders and investors.

Index

We may have only limited ability to evaluate the management of the target business.

We may have only limited ability to evaluate the management of the target business.  Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a Business Combination, we cannot assure you that our assessment of management will prove to be correct.  These individuals may be unfamiliar with the requirements of operating a public company and the securities laws, which could increase the time and resources we must expend to assist them in becoming familiar with the complex disclosure and financial reporting requirements imposed on U.S. public companies, including the requirement to maintain an effective system of internal controls.  This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect the price of our stock.

Reporting requirements may delay or preclude the consummation of a Business Combination.

Pursuant to the requirements of Section 13 of the Exchange Act, the Company is required to provide certain information about significant acquisitions including audited financial  statements of the acquired company.  These audited financial statements must be furnished within 4 days following the effective date of a Business Combination.  Obtaining audited financial statements are the economic responsibility of the target company.  The additional time and costs that may be incurred by some potential target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company.  Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act of 2002 for the fiscal year ending December 31, 2009.  A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal control over financial reporting.  The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete and transition any such acquisition.

There Is No Active Market for Our Common Stock and None May Develop or Be Sustained

There is currently no substantial active trading market in our common stock.  Current trading is limited and the last transaction was on May 27, 2008 at $.007 per share.  There can be no assurance that there will be an active trading market for our securities following commencement of a new business.  In the event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

Our principal stockholders have significant voting power and may vote their shares in a manner that is not in the best interest of other stockholders.

Our principal stockholders control over 50% of the voting power represented by our outstanding shares of Common Stock and if these stockholders act together, they will be able to exert significant control over our management and affairs requiring stockholder approval, including approval of a Business Combination.  This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock.  This concentration of ownership may not be in the best interests of all our stockholders.

Index

Our officers and directors will allocate some portion of their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs.

Our management is not required to commit its full time to our affairs.  As a result, pursuing Business Combinations may require a greater period of time than if it would devote its full time to our affairs.  Management is not precluded from serving as officers or directors of any other entity that is engaged in business activities similar to those of the Company.  In the future, management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct.  In such event, management may have conflicts of interest in determining to which entity a particular Business Combination should be presented.  Mr. Kier, a director, currently serves as a director and/or officer of one other such company.  In general, officers and directors of a Delaware corporation are required to present certain business opportunities to such corporation.  In cases where our management has multiple business affiliations, they may have similar legal obligations to present certain business opportunities to multiple entities.  If several business opportunities or operating entities approach management with respect to a Business Combination, management will consider a number of factors, including preferences of the management of the operating company and availability of resources of the acquiring company.  However, management will act in what it believes will be in the best interests of the stockholders of the Registrant and other respective public companies.

Because of significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a Business Combination.

In identifying, evaluating and selecting a target business for our potential Business Combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies and operating businesses seeking acquisitions.  Many of these entities may be well established and may have extensive experience in identifying prospective business combinations.  Many of these competitors may possess greater financial, technical, human and other resources than we do and there can be no assurance that we will have the ability to compete successfully.  While we believe there are numerous potential target businesses with which we could enter into a Business Combination with, our ability to acquire larger target businesses will be limited by our available financial resources.

There may be state blue-sky law restrictions upon the ability of investors to resell our securities.

The holders of our shares of common stock and those persons who desire to purchase them in any trading market that might develop should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell our securities.  Accordingly, investors should consider the secondary market for the Registrant’s securities to be a limited one.

We do not expect to pay dividends for the foreseeable future.

We do not expect to pay dividends for the foreseeable future because we have no revenues.  The payment of dividends will be contingent upon our future revenues and earnings, if any, capital requirements and overall financial condition.  The payment of any future dividends will be within the discretion of our board of directors.  It is our expectation that after the consummation of a Business Combination that future management will determine to retain any earnings for use in business operations and, accordingly, we do not anticipate declaring any dividends in the foreseeable future.

There may be a change in control and management of the Company in connection with a Business Combination.

In conjunction with completion of a Business Combination, it is anticipated that the Company will issue an amount of the Company’s authorized but unissued common stock that represents a majority of the voting power and total capital stock of the Company, which will, in all likelihood, result in stockholders of a target company obtaining a controlling interest in the Company.  As a condition of the Business Combination agreement, the current controlling stockholders of the Company may agree to sell or transfer all or a portion of the Company’s common stock they own so as to provide the target company with all or majority control.  The resulting change in control of the Company will likely result in removal of the present officer and directors of the Company and a corresponding reduction in or elimination of their participation in the future affairs of the Company.

Index

Conversion of convertible notes may result in dilution of our common stock.

On June 28, 2007 and May 19, 2008 we issued convertible notes with a face amount of $100,000 and $60,000, respectively, and related warrants.  Upon the conversion of the note into 53,333,333 shares of common stock or the exercise of the warrants into an aggregate of 80,000,000 shares of common stock, the per share trading value of the Company’s common stock may increase or decrease, perhaps significantly.

Issuance of additional shares of common stock in connection with a Business Combination may result in dilution of our common stock.

A Business Combination normally will involve the issuance of a significant number of additional shares of common stock.  Depending upon the value of the assets acquired in such Business Combination, the per share trading value of the Company’s common stock may increase or decrease, perhaps significantly.

So long as our common stock is subject to the penny stock rules, the level of trading activity could be limited and it may be difficult for investors to sell our common stock.

Our securities will be considered a “penny stock” as defined in the Exchange Act and the rules thereunder, unless the price of our shares of common stock is at least $5.00.  We expect that our share price will be less than $5.00.  Unless our common stock is otherwise excluded from the definition of “penny stock”, the penny stock rules apply.  The penny stock rules require a broker-dealer, prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that the broker-dealer, not otherwise exempt from such rules, must make a special written determination that the penny stock is suitable for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  So long as our common stock is subject to the penny stock rules, the level of trading activity could be limited and it may be difficult for investors to sell our common stock.

We may become subject to regulation under the Investment Company Act.

In the event the Company engages in a Business Combination which results in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940.  In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs.

It is possible that our Business Combination may not meet the statutory requirements of a tax-free reorganization or that the parties may not obtain the intended tax-free treatment upon a transfer of stock or assets.

Federal and state tax consequences will, in all likelihood, be major considerations in any Business Combination that the Company may undertake.  Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions.  The Company intends to structure any Business Combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such Business Combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets.  A non-qualifying reorganization could result in the imposition of both federal and state taxes, which may have an adverse effect on both parties to the transaction.

Index

If we locate a suitable target business outside of the United States, we would be subject to all the inherent risks of doing business in that foreign country.

Although we intend to focus our search on target businesses located within the United States, we are not limited to this geographical region.  It is possible that prospective target businesses could be introduced to us in this and other areas.  If we locate a suitable target business outside of the United States, we would be subject to all the inherent risks of doing business in that foreign country.  For instance, many countries have had economic difficulties and political instability.  If we were to complete a Business Combination with a target business located in another country, our operations and profitability could be negatively affected by that country’s response to these and other issues.  In addition, we cannot assure you that management of the target business will be familiar with United States securities laws.  If new management is unfamiliar with our laws, it may have to expend time and resources becoming familiar with such laws.  This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Adverse changes in economic conditions may adversely affect our plan of operation.

The Registrant’s current and future business plans are dependent, in large part, on the state of the general economy.  Consequently, adverse changes in economic conditions may adversely affect our plan of operation.

Item 2.	Financial Information.

Management’s Discussion and Analysis and Results of Operations

The Company intends to seek to acquire assets or capital stock of an entity engaged in a business that generates, or has the potential of generating revenues, in exchange for securities of the Company.  The Company has not identified a particular acquisition target as of the date of filing of this registration statement, and has not entered into any negotiations regarding any such acquisition.  None of the Company’s officers, directors, promoters or affiliates has engaged in any negotiations with any representative of any other company regarding a Business Combination between the Company and such other company as of the date of this registration statement.

The Company intends to remain a shell company until a merger or acquisition is consummated, and it is anticipated that during that time frame the Company’s cash requirements will be minimal.  We believe that we may need additional financing to pay accounting and professional fees and other expenses to fulfill our reporting obligations under the Exchange Act until we commence business operations. Our failure to secure additional financing would have a material adverse affect on our ability to pay the accounting and other fees required in order to continue to fulfill our reporting obligations and pursue our business plan.

The Company intends to seek to carry out its business plan as discussed herein.  In order to do so, the Company needs to pay ongoing expenses, including particularly legal and accounting fees incurred in conjunction with preparation and filing of this Registration Statement, and in conjunction with future compliance with its on-going reporting obligations under the Exchange Act.  The Company has limited capital with which to pay these anticipated expenses, and there is substantial doubt about the Company’s ability to continue as a going concern.  We believe that we may need additional funds to pay accounting and professional fees and other expenses to fulfill our reporting obligations under the Exchange Act until we commence business operations.

The Company has no employees and does not expect to hire any prior to effecting a Business Combination.  The Company’s President has agreed to allocate a portion of his time to the activities of the Company, without compensation.  The President anticipates that the business plan of the Company can be implemented by his devoting a portion of his available time to the business affairs of the Company.

The Company’s board of directors intends to provide the Company’s stockholders with complete disclosure documentation concerning the structure of a proposed Business Combination prior to consummation.

Index
Results of Operations

The following discussion and analysis should be read in conjunction with the Financial Statements and related notes to the Financial Statements, which are included as part of Item 13 of this Form 10.

Overview

Prior to October 2001, the Company operated in two business segments; software sales and support and application services.  Software sales and support included software sales to third parties on a direct basis or through a business partner, and included related support in the form of maintenance agreements and consulting.  Application services were provided by the Company’s subsidiary IQO and included design, implementation and hosting services provided to third parties, in some cases utilizing the QueryObject technology.  While the Company commenced operations in February 1989, the Company had a limited operating history as a software product and application services company and had made only limited sales of both its QueryObject System and application services.

The Company experienced a drop-off in sales activities in September 2001 and was not successful in raising the additional capital necessary to continue operating.  As a result, in October 2001, the Company laid off significantly all of its employees and began exploring a number of options including the sale of all or part of its assets.

Discontinued Operations

On December 12, 2001 the Company entered into an agreement to sell substantially all of its assets to an unaffiliated third party (the “Sale”).  The purchase price was $900,000 in cash and the forgiveness of $271,404 of accounts receivable due from the purchaser.  The Sale was contingent upon receiving stockholder approval, which was received on March 13, 2002.  As a result, effective December 12, 2001, the Company ceased operations, maintaining a small group of employees to facilitate the transition of the Company.

On the day of the Sale the Company received the first installment totaling $250,000.  During January 2002 the Company received the second installment on the Sale totaling $250,000 and received the balance remaining of $400,000 in March 2002 after the stockholders approved the Sale.  The Company transferred certain property and equipment to the purchaser with a net book value of $967,760 and forgave $271,414 of accounts receivable from the purchaser.  As a result, the Company has sold all its material assets.

Liquidity and Capital Resources

Since January 1, 2000, the Company received net proceeds of approximately $11,554,000 from various financings and the exercise of options and warrants.  The Company experienced a drop-off in sales activities in September 2001 and was not successful in raising the additional capital necessary to continue operating.  As a result, in October 2001, the Company laid off significantly all of its employees and began exploring a number of options including the sale of all or part of its assets.

As of December 31, 2001, the Company had $169,420 in cash and cash equivalents.  This cash was used for the wind-down of the Company’s operations.

On June 28, 2007, the Company issued a one-year convertible note in the face amount of $100,000 with an interest rate of 8%.  The note is convertible into 33,333,333 share of our common stock.  In connection with the issuance of the note, the Company issued warrants to purchase 50,000,000 shares of common stock.

On May 19, 2008, the Company issued one-year convertible notes in the face amount of $60,000 with an interest rate of 8%.  The notes are convertible into an aggregate of 20,000,000 shares of our common stock.  In connection with the issuance of these notes, the Company issued warrants to purchase 30,000,000 shares of common stock.

Index
Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002.  We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009.  As of the date of this  Form 10, we have not completed an assessment, nor have our auditors tested our systems, of internal control.  We expect to assess the internal controls of our target business or businesses prior to the consummation of our business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls.  A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls.  Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls.  Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404.  The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Item 3.	Property.

The Company does not own or lease any property.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

As of the date of this registration statement, there are 39,854,012 shares of the Company’s common stock, par value $0.003 per share, issued and outstanding.  The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s common stock; (ii) by each executive officer of the Company at the end of the last completed fiscal year; (iii) each current director and executive officer; and (iv) by all of the foregoing executive officers (including the former executive officers) and current directors of the Company as a group. Each of the persons named in the table has sole voting and investment power with respect to the shares beneficially owned.

Index

Directors, Executive Officers And 5% Stockholders	Number of Shares of Common Stock Beneficially Owned(1)		Percentage(2)

David Nussbaum 275 Madison Avenue 27th Floor New York, New York 10016	57,342,963	(3)(4)	61.5%
Steve Levine 275 Madison Avenue 27th Floor New York, New York 10016	57,132,982	(3)(4)	61.3%
BRMR LLC Barry Rubenstein 68 Wheatley Road Brookville, New York 11545	53,393,933	(4)	57.3%
Phil Bloom 18-70 211th Street Bayside NY 11360	12,179,518		30.6%
Miriam Gibosfky 69-76 136th Street Flushing NY 11367	3,335,934		8.4%
Dalewood Associates LP 275 Madison Avenue 27th Floor New York, New York 10016	56,107,391	(3)(4)	60.2%
EarlyBirdCapital, Inc. 275 Madison Avenue 27th Floor New York, New York 10016	799,229	(3)	2.0%
Firebrand Financial Group, Inc. 275 Madison Avenue 27th Floor New York, New York 10016	205,784	(3)	*
Daniel M. Pess	-----		-----
Paul Sonkin The Tarsier Nanocap Value Fund LP 460 Park Avenue - 12th Floor New York, New York 10022	13,333,333	(5)	25.1%
Isaac Kier Isaac Kier Revocable Trust 1775 Broadway, Suite 604 New York, New York 10019	13,333,333	(6)	25.1%
All directors and executive officers as a group (Daniel M. Pess, Paul Sonkin and Isaac Kier)	26,666,666	(5)(6)	40.1%

* Less than one percent.

(1)
A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days May 20, 2008 upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and that are currently exercisable (i.e., that are exercisable within 60 days after May 20, 2008) have been exercised.  Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2)	Based on 39,854,012 shares of Common Stock outstanding as of May 20, 2008.

(3)
Includes 32,000,000 shares of Common Stock underlying a warrant exercisable within 60 days and 21,333,333 shares of Common Stock underlying a convertible note exercisable within 60 days held by Dalewood Associates LP.  Each of David Nussbaum and Steve Levine exercise sole or shared voting and or dispositive power for the shares held by Dalewood Associates LP, EarlyBirdCapital, Inc. and Firebrand Financial Group, Inc.  By virtue of this relationship, David Nussbaum, Steve Levine, Dalewood Associates LP, EarlyBirdCapital, Inc. and Firebrand Financial Group may be considered a group for purposes of Section 13(d)(3) of the Exchange Act.

(4)
Includes 32,000,000 shares of common stock underlying a warrant exercisable within 60 days and 21,333,3333 shares of Common Stock underlying a convertible note exercisable within 60 days held by BRMR LLC, a limited liability company whose members are Barry Rubenstein and Marilyn Rubenstein.  Also includes 60,600 shares held by Barry Rubenstein.  With respect to the shares underlying the notes and warrants held by BRMR LLC, warrants exercisable into 18,000,000 shares and convertible notes exercisable into 12,000,000 shares were sold by Dalewood Associates LP to BRMR LLC on May 19, 2008.  Barry Rubenstein exercises sole voting and dispositive power of the shares held by BRMR LLC.

(5)
Consists of 8,000,000 shares of common stock underlying a warrant exercisable within 60 days and 5,333,333 shares of common stock underlying a convertible note exercisable within 60 days held by the Tarsier Nanocap Value Fund LP.  Paul Sonkin exercises sole voting and dispositive power for the shares held by the Tarsier Nanocap Value Fund L.P.

(6)
Consists of 8,000,000 shares of common stock underlying a warrant exercisable within 60 days and 5,333,333 shares of common stock underlying a convertible note exercisable within 60 days held by the Isaac Kier Revocable Trust.  Isaac Kier exercises sole voting and dispositive power for the shares held by the Isaac Kier Revocable Trust.

Index

Item 5.	Directors and Executive Officers.

Directors, Executive Officers and Significant Employees

The names, ages and positions of the Company’s current directors and executive officers are as follows:

Name	Age	Positions and Offices Held
Daniel Pess	55	President, Chief Executive Officer, Secretary, Treasurer and Director
Paul Sonkin	39	Director
Isaac Kier	55	Director

Directors and Executive Officer

Daniel Pess, President, Chief Executive Officer, Secretary, Treasurer and Director

Daniel M. Pess is the sole officer and a director of the Company.  Mr. Pess is currently Executive Vice President and Chief Financial Officer of CERTPOINT Systems Inc., a software company. From September 2006 to May 2007, Mr. Pess was Senior Vice President and Chief Financial Officer of ATC Healthcare Services, a temporary staffing company. From February 2005 to August 2006, Mr. Pess was Senior Vice President and Chief Financial Officer of USADATA, Inc., a technology company.  From April 2002 until October 2003, Mr. Pess was Senior Vice President and Chief Financial Officer of White Amber, Inc., a software company.  In October 2003, White Amber, Inc. was sold to Recruitsoft, Inc., also a software company.  Mr. Pess served as a consultant to Recruitsoft, Inc. from October 2003 until May 2004.  From May 2004 to January 2005, Mr. Pess performed consulting services for several companies.  Mr. Pess joined the Company in July 1994 as Vice President of Finance and Administration and was promoted to Senior Vice President of Finance and Administration in October 1997.  In December 1998, Mr. Pess became Executive Vice President and he served as Chief Operating Officer from December 1998 to October 2000.  Since December 1996, Mr. Pess has also served as Chief Financial Officer of the Company and since August 1997 Mr. Pess has served as Secretary of the Company.  From 1991 to July 1994, Mr. Pess was Corporate Controller of Uniforce Services, Inc., and a supplemental staffing company.  From 1986 to 1991, Mr. Pess was employed as Chief Financial Officer and Controller of The Dartmouth Plan, Inc., a financial institution involved in mortgage and leasing origination, sales and service.  Mr. Pess is a Certified Public Accountant and holds a B.S. in Accounting from C.W. Post College of Long Island University.

Isaac Kier, Director

Isaac Kier has served as a director since September 2007, and is currently the managing partner at Kier Global LLC, a private family office and active investor in private and public companies.  Mr. Kier also serves as CEO of KG Funds, a fund of hedge funds.  Prior to forming Kier Global LLC in February 2006, he was a partner of the General Partner of Coqui Capital Partners, a Small Business Investment Companies venture fund investing in private companies in the biotechnology, telecommunications and entertainment industries from 2000 to January 2006.  From 2004 to 2006 Mr. Kier served as Secretary, Treasurer and director of Tremisis Energy Acquisition Corporation (TEGY.OB now NASDAQ: RAME).  From April 2005 until October 2006 Mr. Kier served as President, Secretary and Treasurer of MPLC, Inc. (MPNC.OB).  He served as a director of MPLC, Inc. from April 2005 until January 2007.  Since April 1997, Mr. Kier has been a principal of First Americas Management, LLC, an investment partnership focusing on merger and acquisition opportunities globally.  He also served as President, Chief Executive Officer and Chairman of the Board of Lida, Inc. (NASDAQ: LIDA) from 1981 until 1995.  From 1987 to 1997, he served as the Managing Partner of Dana Communications Limited, a non-wireline cellular licensee.

Mr. Kier currently serves on the Board of Directors of the following publicly reporting companies:

•	Hana Biosciences (NASDAQ: HNAB);

•	Rand Logistics, Inc. (RAQC.OB); and

Index

Mr. Kier received his B.A. in Economics from Cornell University and his J.D. from George Washington University Law School.

Paul Sonkin, Director

Paul D. Sonkin has served as the Chief Investment Officer to Hummingbird Value Fund, L.P., a Delaware limited partnership, since its inception in December 1999, to Hummingbird Microcap Value Fund, LP, since its inception in March 2002, to Hummingbird Concentrated Fund, LP, since its inception in January 2004, and to Tarsier Nanocap Value Fund, LP, since its inception in June 2005.  Mr. Sonkin currently sits on the Board of Directors of Meade Instruments Corp. (NASDAQ MEAD) Since January 1998, Mr. Sonkin has served as an adjunct professor at Columbia University Graduate School of Business, where he teaches courses on securities analysis and value investing.  From May 1998 to May 1999, Mr. Sonkin was a senior analyst at First Manhattan & Co., a firm that specializes in mid and large cap value investing.  From May 1995 to May 1998, Mr. Sonkin was an analyst and portfolio manager at Royce & Associates, which practices small and micro cap value investing.  Mr. Sonkin is a member of the Board of Directors of Conihasset Capital Partners, Inc.  Mr. Sonkin received an MBA from Columbia University and a BA degree in Economics from Adelphi University.

Prior Blank Check Experience

Messrs. Pess and Sonkin have had no prior experience with blank check companies.  The following chart summarizes certain information concerning all current and past blank check companies with which Mr. Kier has been involved.

Name	Registration Statement and Filing Date	Operating Status	SEC File Number	Pending Business Combinations	Additional Information

Central Park Acquisition I, Inc. (“Central Park”)	Form 10SB12G filed on February 22, 2007	Effective	000-52484	None	Mr. Kier has served as the sole officer, director and stockholder of Central Park since its inception

Paramount Acquisition Corp. (“Paramount”)	Amendment No. 3 to Form S-1 filed on October 17, 2005	Effective	333-127149
On October 26, 2007, Paramount Acquisition Corp. completed the acquisition of B.J.K. Inc. (which conducts its institutional pharmacy business under the name “Chem Rx”) and changed its name to Chem Rx Corporation.
As part of the merger, Mr. Kier resigned as a director of Paramount and remains a shareholder..

Index
Name	Registration Statement and Filing Date	Operating Status	SEC File Number	Pending Business Combinations	Additional Information

MPLC, Inc. (“MPLC”)	Form 10-SB/A filed on July 21, 2005	Effective	000-51353
On January 31, 2007, MPLC entered into an exchange agreement (“Exchange Agreement”) with New Motion, Inc. (“New Motion”), the stockholders of New Motion (the “Stockholders”), and Trinad Capital Master Fund, Ltd. (“Trinad”).  The closing of the transactions contemplated by the Exchange Agreement occurred on February 12, 2007.  At the closing, MPLC acquired all of the outstanding shares of the capital stock of New Motion from the Stockholders and New Motion became a wholly-owned subsidiary of MPLC.  The business of New Motion now constitutes MPLC’s sole operations.
Mr. Kier served as President, Secretary and Treasurer of MPLC from April 2005 until October 2006. Mr. Kier also served as a director of MPLC from April 2005 until January 24, 2007.

Ram Energy Resources, Inc. (“Ram Energy”) formerly Tremisis Energy Acquisition Corporation (“Tremisis”)	Amendment No. 5 to Form S-1 filed on May 10, 2004	Effective	333-138922	On May 8, 2005 Tremisis acquired RAM Energy, Inc. through the merger of its wholly-owned subsidiary into RAM Energy, Inc. and changed its name to Ram Energy Resources, Inc.	Mr. Kier served as Secretary, Treasurer, director and stockholder of Tremisis until the merger was consummated, after which, Mr. Kier resigned as officer and director.

Index

Name	Registration Statement and Filing Date	Operating Status	SEC File Number	Pending Business Combinations	Additional Information

Rand Logistics, Inc. (“Rand Logistics”) formerly Rand Acquisition Corporation (“Rand Acquisition”)	Post-Effective Amendment No. 1 on Form S-3 to Form S-1 filed on May 17, 2006	Effective.	333-117051
On March 3, 2006, Rand Acquisition, a specified purpose acquisition company, acquired all of the outstanding shares of capital stock of privately-held Lower Lakes Towing Ltd. and Grand River Navigation Company, Inc. Rand Acquisition changed its name to Rand Logistics.
Mr. Kier has served as director and stockholder since 2004.

eDiets.com, Inc. (“eDiets.com”)	Form S-3 filed on August 4, 2006	Effective.	000-30559	eDiets.com went public on November 17, 1999 through a reverse merger with Olas, Inc.
Mr. Kier served as President, Chief Executive Officer and Chairman of the Board of Directors of Olas, Inc. the predecessor company of eDiets from 1992 until 1999.  After the merger in 1999, Mr. Kier resigned as officer and remained a director of eDiets.com until July 2004.  Mr. Kier was a controlling Stockholder of Olas, Inc. prior to the reverse merger.

Involvement on Certain Material Legal Proceedings During the Last Five Years

(1)	No director, officer, significant employee or consultant has been convicted in a criminal proceeding, exclusive of traffic violations or is subject to any pending criminal proceeding.

(2)
No bankruptcy petitions have been filed by or against any business or property of any director, officer, significant employee or consultant of the Company nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

(3)
No director, officer, significant employee or consultant has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Index

(4)	No director, officer or significant employee has been convicted of violating a federal or state securities or commodities law.

Item 6.	Executive Compensation.

Neither the Company’s current executive officer nor any of the Company’s current directors receives any compensation for his services rendered to the Company, has received such compensation in the past three years, or is accruing any compensation pursuant to any agreement or arrangement with the Company.  The Company currently has no employment agreements, retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of directors, officers, or other employees.

The officer and directors of the Company will not receive any finder’s fees, either directly or indirectly, as a result of their efforts to implement the Company’s business plan outlined herein.

Option/SAR Grants in Last Fiscal Year

The Company granted no options during fiscal year 2007 and had no options outstanding as of the end of fiscal year 2007.

Item 7.	Certain Relationships and Related Transactions.

On June 28, 2007, in consideration of a loan of $100,000, the Company issued to Dalewood Associates (“Dalewood”), a current stockholder, (i) a convertible promissory note, convertible into 33,333,333 shares of Common Stock at a conversion price of $0.003 per share and (ii) related warrants to purchase 50,000,000 shares of Common Stock.  Dalewood subsequently transferred (i) a convertible promissory note, convertible into 12,000,000 shares of Common Stock and (ii) related warrants to purchase 18,000,000 shares of Common Stock to BRMR LLC.

On May 19, 2008, in consideration of loans of $28,000, $16,000 and $16,000, made by BRMR LLC, the Isaac Kier Revocable Trust (an entity affiliated with Isaac Kier, a Director of the Company) and the Tarsier Nanocap Value Fund (an entity affiliated with Paul Sonkin, a Director of the Company), respectively, the Company issued to BRMR LLC, the Isaac Kier Revocable Trust and the Tarsier Nanocap Value Fund (i) convertible notes convertible into 9,333,333,  5,333,333, and 5,333,333 shares of Common Stock respectively and (ii) related warrants to purchase 14,000,000, 8,000,000 and 8,000,000 shares of Common Stock, respectively.

Conflicts of Interest

Our management is not required to commit their full time to our affairs.  As a result, pursuing a Business Combination may require a greater period of time than if they would devote their full time to our affairs.  Management is not precluded from serving as officers or directors of any other entity that is engaged in business activities similar to those of the Company.  In the future, management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct.  In such event, management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  Mr. Kier, a director serves as a director of one other such company.  In general, officers and directors of a Delaware corporation are required to present certain business opportunities to such corporation.  In cases where our management has multiple business affiliations, they may have similar legal obligations to present certain business opportunities to multiple entities.  If several business opportunities or operating entities approach management with respect to a Business Combination, management will consider a number of factors including preferences of the management of the operating company and availability of resources of the acquiring company.  However, management will act in what they believe will be in the best interests of the stockholders of the Registrant and other respective public companies.

Other than described above, there have been no transactions that are required to be disclosed pursuant to Item 404 of Regulation S-B.

Item 8.	Legal Proceedings.

The Company’s officers and directors are not aware of any threatened or pending litigation to which the Company is a party or which any of its property is the subject and which would have any material, adverse effect on the Company.

Index

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Price

The Company’s common stock is subject to quotation on the pink sheets under the symbol QOBJ.  Until the Fourth Quarter of 2001, the common stock of the Company was traded under the symbol QUOB on the American Stock Exchange.  The following table shows the high and low bid prices for the Company’s common stock during the last two completed fiscal years and the interim periods since ended as reported on the pink sheets.  These prices reflect inter-dealer quotations without adjustments for retail markup, markdown or commission, and do not necessarily represent actual transactions.

	Price of Common Stock ($)
	High	Low
Fiscal 2006
January 1, 2006 - March 31, 2006	0.0096	0.002
April 1, 2006 – June 30, 2006	0.0096	0.002975
July 1, 2006 – September 30, 2006	0.002975	0.002
October 1, 2006 – December 31, 2006	0.002975	0.002

Fiscal 2007
January 1, 2007 - March 31, 2007	0.002175	0.002
April 1, 2007 – June 30, 2007	0.002	0.002
July 1, 2007 – September 30, 2007	0.002	0.002
October 1, 2007 – December 31, 2007	0.0045	0.0005

Fiscal 2008
January 1, 2008 - March 31, 2008	0.002	0.0015
April 1, 2008 - May 21, 2008	0.014	0.005

Options, Warrants, Etc.

Other than Convertible Notes which are convertible into an aggregate of 53,333,333 shares of Common Stock and warrants to purchase an aggregate of 80,000,000 shares of common stock issued in connection with the issuance of $100,000 Convertible Notes and $60,000 Convertible Notes, there are no outstanding options or any other securities convertible into, the Company’s common stock.  Further, there are no shares of common stock of the Company being, or proposed to be, publicly offered by the Company.

Holders

As of the date of this registration statement, there are approximately 230 holders of record of the Company’s common stock.  The Company believes that there are in excess of 800 beneficial owners of the Company’s common stock.

Dividends

The Company has not paid any dividends on its common stock within the past two fiscal years or during the current fiscal year, and has no plans to do so in the foreseeable future.

Equity Compensation Plan Information

As of the date of filing of this Form 10, no shares of common stock are issuable by the Company upon the exercise of options, warrants and rights under any equity compensation plan.

Index

Item 10.	Recent Sales of Unregistered Securities.

The following sets forth information relating to all previous sales of our common stock, which sales were not registered under the Securities Act of 1933.

On June 28, 2007, in consideration of a loan for $100,000, the Company issued to Dalewood Associates LP, a current stockholder, (i) a convertible promissory note, convertible into 33,333,333 shares of Common Stock as a conversion price of $0.003 per share and (ii) related warrants to purchase 50,000,000 shares of Common Stock.  With respect to the issuance of the convertible promissory note and related warrants to Dalewood Associates, the Company relied upon Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Dalewood Associates LP subsequently transferred (i) a convertible promissory note, convertible into 12,000,000 shares of Common Stock and (ii) related warrants to purchase 18,000,000 shares of Common Stock to BRMR LLC.

On May 19, 2008, in consideration of loans of $28,000, $16,000 and $16,000 from BRMR LLC, the Isaac Kier Revocable Trust and the Tarsier Nanocap Value Fund, respectively, the Company issued BRMR LLC, the Isaac Kier Revocable Trust and the Tarsier Nanocap Value Fund (i) convertible notes convertible into 9,333,333,  5,333,333, and 5,333,333 shares of Common Stock, respectively and (ii) related warrants to purchase 14,000,000, 8,000,000 and 8,000,000 shares of Common Stock, respectively.  With respect to the issuance of the convertible promissory notes and related warrants to BRMR LLC, the Isaac Kier Revocable Trust and the Tansier Nanocap Value Fund, the Company relied upon Section 4(2) of the Securities Act.

Item 11.	Description of Registrant’s Securities to be Registered.

The authorized capital stock of the Company consists of 250,000,000 shares of common stock, par value $0.003 per share, of which there are 39,854,012 issued and outstanding and 4,000,000 shares of preferred stock, par value $0.001 per share, of which none have been designated or issued.  The following summarizes the important provisions of the Company’s capital stock.  For more information about the Company’s capital stock, please see the copy of our articles of incorporation and bylaws that have been filed as exhibits to this registration statement.

The issued and outstanding shares of our common stock and the shares of common stock reserved for issuance upon the conversion or exercise of outstanding convertible notes and warrants is as follows:

Issued and Outstanding Shares	39,854,012
Shares Underlying Convertible Notes	53,333,333
Shares Issuable Upon the Exercise of Warrants	80,000,000

Common Stock

The holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.  There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted can elect all of the directors then being elected.  The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor.  In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.  Holders of shares of common stock, as such, have no redemption, preemptive or other subscription rights, and there are no conversion provisions applicable to the common stock.  All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The Company’s authorized shares of Preferred Stock may be issued in one or more series, and the board of directors is authorized, without further action by the stockholders, to designate the rights, preferences, limitations and restrictions of and upon shares of each series, including dividend, voting, redemption and conversion rights.  The board of directors also may designate par value, preferences in liquidation and the number of shares constituting any series.  The Company believes that the availability of Preferred Stock issuable in series will provide increased flexibility for structuring possible future financings and acquisitions, if any, and in meeting other corporate needs.  It is not possible to state the actual effect of the authorization and issuance of any series of Preferred Stock upon the rights of holders of common stock until the Board of Directors determines the specific terms, rights and preferences of a series of Preferred Stock.  However, such effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, or impairing liquidation rights of such shares without further action by holders of the common stock.  In addition, under various circumstances, the issuance of Preferred Stock may have the effect of facilitating, as well as impeding or discouraging, a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of the Company’s securities or the removal of incumbent management.  Issuance of Preferred Stock could also adversely affect the market price of the common stock.  The Company has no present plan to issue any shares of Preferred Stock.

Dividends

Dividends, if any, will be contingent upon the Company’s revenues and earnings, if any, and capital requirements and financial conditions.  The payment of dividends, if any, will be within the discretion of the Company’s board of directors.  The Company currently intends to retain all earnings, if any, and accordingly the board of directors does not anticipate declaring any dividends prior to a Business Combination.

Index

Trading of Securities in Secondary Market

The Company currently has 39,854,012 shares of common stock issued and outstanding.

Following a Business Combination, the Company may apply for quotation of its securities on the OTC Bulletin Board.  To qualify for quotation of its securities on the OTC Bulletin Board, an equity security must have at least one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company for the quotation on the OTC Bulletin Board.  There have been no preliminary discussions, understandings or agreements between the Company and any broker-dealer that would enable the broker-dealer to act as a market maker for the Company’s securities in the future.

Transfer Agent

The Company’s transfer agent is American Stock Transfer & Trust Company, 59 Maiden Lane New York, NY 10038.

Item 12.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation contains such a provision.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Index

Item 13.	Financial Statements and Supplementary Data.

Balance Sheet as of March 31, 2008 (Unaudited)	34

Statements of Operations for the three months ended March 31, 2008 and March 31, 2007 (Unaudited)	35

Statements of Cash Flows for the three months ended March 31, 2008 and March 31, 2007 (Unaudited)	36

Notes to the Financial Statements (Unaudited)	37

Index

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
QueryObject Systems Corporation

We have audited the accompanying balance sheet of QueryObject Systems Corporation, as of December 31, 2007 and the related statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2007 and 2006.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of QueryObject Systems Corporation as of December 31, 2007, and the results of their operations and their cash flows for the years ended December 31, 2007 and 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that QueryObject Systems Corporation, will continue as going concern. As discussed in Note 2 to the financial statements, the Company has incurred an accumulated deficit of approximately $59,690,000. The Company incurred a net loss for the year ended December 31, 2007 of approximately $83,000 and has negative working capital at December 31, 2007 of approximately $62,000. These factors, among others, raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP
--------------------------
Sherb & Co., LLP.
Certified Public Accountants

New York, New York
January 29, 2008

Index

QueryObject Systems Corporation

Balance Sheet

December 31, 2007

ASSETS

CURRENT ASSETS
Cash	$51,066
TOTAL ASSETS	$51,066

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Convertible note payable, less $18,634 unamortized discount	$81,366
Accounts payable and accrued expenses	32,077
TOTAL CURRENT LIABILITIES	113,443

STOCKHOLDERS' DEFICIT
Preferred stock, $.001 par value: 4,000,000 shares authorized; none issued and outstanding	-

Common stock, $.003 par value: 100,000,000 shares authorized; 39,854,012 issued and outstanding	119,562

Additional paid-in-capital	59,508,187
Accumulated deficit	(59,690,126)

TOTAL STOCKHOLDERS' DEFICIT	(62,377)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$51,066

See notes to financial statement

Index

QueryObject Systems Corporation

Statements of Operations

	Year Ended December 31,
	2007	2006

REVENUES	$-	$-

COSTS AND EXPENSES:
General and administrative	60,282	10,066
Interest expense	23,077	-
LOSS BEFORE OTHER INCOME	(83,359)	(10,066)

Interest income	742	-

Net Loss	$(82,617)	$(10,066)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES	39,854,012	$39,854,012

See notes to financial statement

Index

QueryObject Systems Corporation

Statements of Changes in Stockholders’ Deficit

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit

Balance at January 1, 2006	39,854,012	$119,562	$59,470,553	$(59,597,443)	$(7,328)

Net Loss	-	-	-	(10,066)	(10,066)

Balance at December 31, 2006	39,854,012	119,562	59,470,553	(59,607,509)	(17,394)

Beneficial conversion feature	-	-	37,634	-	37,634

Net Loss	-	-	-	(82,617)	(82,617)

Balance at December 31, 2007	39,854,012	$119,562	$59,508,187	$(59,690,126)	$(62,377)

See notes to financial statement

Index

QueryObject Systems Corporation

Statements of Cash Flows

	Year ended December 31,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(82,617)	$(10,066)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of beneficial conversion feature	19,000	-
Changes in assets and liabilities:
Accounts payable and accrued expenses	14,577	-
NET CASH USED IN OPERATING ACTIVITIES	(49,040)	(10,066)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible note payable	100,000	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	100,000	-

INCREASE (DECREASE) IN CASH	50,960	(10,066)

CASH - BEGINNING OF PERIOD	106	10,172

CASH - END OF PERIOD	$51,066	$106

CASH PAID FOR:
Interest	$-	$-
Taxes	$-	$-

Schedule of non cash investing and financing activities:
Fair value of common stock warrants issued with convertible note payable	$37,634	$-

See notes to financial statement

Index
QueryObject Systems Corporation
Notes to the Financial Statements

1.           Organization and Summary of Significant Accounting Policies

Organization
QueryObject Systems Corporation (the “Company”) was originally incorporated in California in February 1989.  In November 1997, pursuant to a plan of corporate reorganization, the Company merged with its wholly owned Delaware subsidiary.  The Company developed and marketed proprietary business intelligence software and application services solutions that enabled business managers to leverage existing corporate data in making strategic decisions.

Discontinued operations
On December 12, 2001 the Company entered into an agreement to sell substantially all of its assets to an unaffiliated third party (the “Sale”).  The purchase price was $900,000 in cash and the forgiveness of $271,414 of accounts receivable due from the purchaser (see Note 3.).  The Sale received stockholder approval on March 13, 2002.

Summary of significant accounting policies

Basic and diluted net loss per share
Basic net loss per share is computed by dividing the net loss by the sum of the weighted average number of shares of common stock outstanding.  The weighted average number of shares of common stock outstanding includes the number of common shares issued upon the exercise of options and warrants, as of the date of exercise.

Diluted earnings per share are based on the potential dilution that would occur on exercise or conversion of securities into common stock.  Outstanding options and warrants to purchase shares of common stock that could potentially dilute basic earnings per share in the future were not included in the computation of diluted net loss per share because to do so would have had an antidilutive effect for the periods presented.  As a result, the basic and diluted per share amounts are identical for all periods presented.  As of December 31, 2007 the Company has outstanding a Senior Convertible Note (see Note 4.) that is convertible into 33,333,333 common shares and a warrant outstanding to purchase an additional 50,000,000 common shares.

Cash and cash equivalents
The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Income taxes
The Company provides for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”), as amended.  Income taxes are computed using the asset and liability method.  Under the asset and liability method specified by SFAS 109, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Use of estimates
These financial statements have been prepared in conformity with generally accepted accounting principles that require management to make reasonable estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the consolidated financial statements.  Actual results could differ from those estimates.

Fair value of financial instruments
The carrying value of cash and cash equivalents and accounts payable and accrued expenses approximates fair value, due to the relatively short-term nature of these instruments.

Index
QueryObject Systems Corporation
Notes to the Financial Statements

Share-Based Compensation

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment,” which replaces SFAS No. 123 and supersedes Accounting Principles Board (“APB”) Opinion No. 25.  Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services.  Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans.  In March 2005 the SEC issued Staff Accounting Bulletin No. 107, or “SAB 107”.  SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff’s views regarding the valuation of share-based payment arrangements for public companies.  SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods.  On April 14, 2005, the U.S. Securities and Exchange Commission (the “SEC”) adopted a new rule amending the compliance dates for SFAS 123R.  Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS No. 123.  Effective January 1, 2006, the Company has adopted SFAS No. 123(R) under the prospective method.

RECENT ISSUED ACCOUNTING STANDARDS

FASB 159 – Fair Value Option
In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115.  This Statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This Statement applies to all entities, including not-for-profit organizations.  Most of the provisions of this Statement apply only to entities that elect the fair value option.  However, the amendment to FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, applies to all entities with available-for-sale and trading securities.  The fair value option permits all entities to choose to measure eligible items at fair value at specified election dates.  A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date.  The fair value option may be applied instrument by instrument (with a few exceptions); is irrevocable (unless a new election date occurs); and is applied only to entire instruments and not to portions of instruments.

This Statement is effective as of the beginning of an entity’s first fiscal year that begins after or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurement.  The Company does not expect the adoption of SFAS 157 to materially effect the Company’s financial position or results of operations.

FASB 141(revised 2007) – Business Combinations
In December 2007, the FASB issued FASB Statement No. 141 (revised 2007), Business Combinations.  This Statement replaces FASB Statement No. 141, Business Combinations.  This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination.  This Statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  This Statement’s scope is broader than that of Statement 141, which applied only to business combinations in which control was obtained by transferring consideration.  By applying the same method of accounting—the acquisition method—to all transactions and other events in which one entity obtains control over one or more other businesses, this Statement improves the comparability of the information about business combinations provided in financial reports.

Index
QueryObject Systems Corporation
Notes to the Financial Statements

FASB 141(revised 2007) – Business Combinations (continued)
This Statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the Statement.  That replaces Statement 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values.

This Statement applies to all transactions or other events in which an entity (the acquirer) obtains control of one or more businesses (the acquirer), including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration, for example, by contract alone or through the lapse of minority veto rights.  This Statement applies to all business entities, including mutual entities that previously used the pooling-of-interests method of accounting for some business combinations.  It does not apply to: (a) The formation of a joint venture, (b) The acquisition of an asset or a group of assets that does not constitute a business, (c) A combination between entities or businesses under common control, (d) A combination between not-for-profit organizations or the acquisition of a for-profit business by a not-for-profit organization.

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  An entity may not apply it before that date.  Management believes this Statement will have no impact on the financial statements of the Company once adopted.

FASB 160 – Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51
In December 2007, the FASB issued FASB Statement No. 160 – Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.  This Statement applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  Not-for-profit organizations should continue to apply the guidance in Accounting Research Bulletin No. 51, Consolidated Financial Statements, before the amendments made by this Statement, and any other applicable standards, until the Board issues interpretative guidance.

This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  Before this Statement was issued, limited guidance existed for reporting noncontrolling interests.  As a result, considerable diversity in practice existed.  So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity.  This Statement improves comparability by eliminating that diversity.

A noncontrolling interest, sometimes called a minority interest, is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent.  The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require: (a) The ownership interests in subsidiaries held by parties other than he parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity, (b) The  amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, (c)  Changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently. A parent’s ownership interest in a subsidiary changes if the

Index
QueryObject Systems Corporation
Notes to the Financial Statements

FASB 160 – Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51 (continued)
parent purchases additional ownership interests in its subsidiary or if the parent sells some of its ownership interests in its subsidiary.  It also changes if the subsidiary reacquires some of its ownership interests or the subsidiary issues additional ownership interests.  All of those transactions are economically similar, and this Statement requires that they be accounted for similarly, as equity transactions, (d) When a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value.  The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment, (e) Entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.

This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends).  Earlier adoption is prohibited.  This Statements hall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except for the presentation and disclosure requirements.  The presentation and disclosure requirements shall be applied retrospectively for all periods presented.  Management believes this Statement will have no impact on the financial statements of the Company once adopted.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

2.           Going Concern

The Company has incurred operating losses since inception.  The Company currently has no material assets and has been inactive since December 2001.  The Company has insufficient cash to maintain commercially reasonable operations.  In addition, the Company has no product to sell and has no revenue.  Giving effect to the Company’s issuance of a $100,000 Senior Convertible Note (see Note 4.), the Company’s cash and cash equivalent balance is still insufficient to satisfy its cash flow requirements on an operating basis for more than twelve months.  The Company may seek to sell additional equity or debt securities in the future; however, there can be no assurance that the Company would be successful in raising sufficient additional funds.  The sale of additional equity or debt securities would result in additional dilution to the Company’s stockholders’.

3.           Discontinued Operations

On December 12, 2001 the Company received the first installment on the Sale totaling $250,000.  During January 2002 the Company received the second installment on the Sale totaling $250,000 and received the balance remaining of $400,000 in March 2002 after the stockholders approved the Sale.  The Company transferred certain property and equipment to the purchaser with a net book value of $967,760 and forgave $271,414 of accounts receivable from the purchaser.  This resulted in a loss on sale of discontinued operations of $339,174.

4.           Senior Convertible Note Payable

On June 28, 2007 the Company issued a $100,000 Senior Convertible Note (the “Note”) to a stockholder of the Company.  The Note bears interest at 8% and is due on June 28, 2008.  The Note is convertible at the option of the holder into 33,333,333 shares of the Company’s Common Stock.  Accounts payable and accrued expenses includes accrued interest of  $4,077 on the Note.  The proceeds of the Note are being used primarily to pay legal and professional fees to regain reporting status with the Securities and Exchange Commission.  The Company also issued a common stock purchase warrant to the stockholder which is exercisable for 10 years into 50,000,000 shares of the Company’s common stock at an exercise price of $.003 per share.

Index
QueryObject Systems Corporation
Notes to the Financial Statements

The fair value of the Warrant was $35,484 using the Black-Scholes option-pricing model with the following assumptions; no dividends; risk-free interest rate of 5%; an expected life of five years and volatility of 75%.  Accordingly, the fair value of the amount allocated to the beneficial conversion feature is being amortized over the life of the Note (one year) and is reported as interest.  Amortization of $19,000 was included as interest expense at December 31, 2007.

5.           Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS109”).  This standard requires recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

For the years ended December 31, 2007 and 2006, the benefit for income taxes differed from the amounts computed by applying the statutory federal income tax rate of 35% to loss before provision for income taxes.  The reconciliation is as follows:

	Year Ended December 31,
	2007	2006
Benefit computed at statutory rate	$29,000	$4,000
Permanent difference	(7,000)	-
Income tax benefit not utilized	(22,000)	(4,000)
Net income tax benefit	$-	$-

The Company has net operating loss carryforwards for income tax totaling purposes approximately $58,500,000 at December 31, 2007 which expire variously through 2027.  A significant portion of these carryforwards is subject to annual limitations due to “equity structure shifts” or “owner shifts” involving “five percent shareholders” (as defined in the Internal Revenue Service Code) which results in a more than fifty percent change in ownership.

Tax benefit of net operating loss carryforward	$20,475,000
Valuation allowance	(20,475,000)
Net deferred tax asset	$-

6.           Description of Securities

The authorized capital stock of the Company at December 31, 2007 consists of 100,000,000 shares of common stock, par value $0.003 per share, of which there are 39,854,012 issued and outstanding shares and 4,000,000 shares of preferred stock, par value $0.001 per share, of which none have been designated or issued.  The following summarizes the important provisions of the Company’s capital stock.

Common Stock

The holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.  There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted can elect all of the directors then being elected.  The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor.  In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.  Holders of shares of common stock, as such, have no redemption, preemptive or other subscription rights, and there are no conversion provisions applicable to the common stock.  All of the outstanding shares of common stock are fully paid and non-assessable.

Index
QueryObject Systems Corporation
Notes to the Financial Statements

Preferred Stock

The Company’s authorized shares of Preferred Stock may be issued in one or more series, and the board of directors is authorized, without further action by the stockholders, to designate the rights, preferences, limitations and restrictions of and upon shares of each series, including dividend, voting, redemption and conversion rights.  The board of directors also may designate par value, preferences in liquidation and the number of shares constituting any series.  The Company believes that the availability of Preferred Stock issuable in series will provide increased flexibility for structuring possible future financings and acquisitions, if any, and in meeting other corporate needs.  It is not possible to state the actual effect of the authorization and issuance of any series of Preferred Stock upon the rights of holders of common stock until the Board of Directors determines the specific terms, rights and preferences of a series of Preferred Stock.  However, such effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, or impairing liquidation rights of such shares without further action by holders of the common stock.  In addition, under various circumstances, the issuance of Preferred Stock may have the effect of facilitating, as well as impeding or discouraging, a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of the Company’s securities or the removal of incumbent management.  Issuance of Preferred Stock could also adversely affect the market price of the common stock.  The Company has no present plan to issue any shares of Preferred Stock.

7.           Subsequent Event (Unaudited)

On March 14, 2008 the Company increased the authorized capital stock, specifically the common stock, par value $0.003, by 50,000,000 shares to 150,000,000 authorized shares of common stock.  The Company’s authorized preferred stock continues to be 4,000,000 shares.

Index

QueryObject Systems Corporation

Balance Sheet

March 31, 2008

(Unaudited)

ASSETS

CURRENT ASSETS
Cash	$10,319
TOTAL ASSETS	$10,319

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Convertible note payable, less $9,225 unamortized discount	$90,775
Accounts payable and accrued expenses	6,232
TOTAL CURRENT LIABILITIES	97,007

STOCKHOLDERS' DEFICIT
Preferred stock, $.001 par value: 4,000,000 shares authorized; none issued and outstanding	-
Common stock, $.003 par value: 150,000,000 shares authorized; 39,854,012 issued and outstanding	119,562
Additional paid-in-capital	59,508,187
Accumulated deficit	(59,714,437)

TOTAL STOCKHOLDERS' DEFICIT	(86,688)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$10,319

See notes to unaudited financial statements

QueryObject Systems Corporation

Statements of Operations

	Three Months Ended March 31,
	2008	2007
	(Unaudited)	(Unaudited)

REVENUES	$-	$-

COSTS AND EXPENSES:
General and administrative	12,831	-
Interest expense	11,564	106
LOSS BEFORE OTHER INCOME	(24,395)	(106)

Interest income	84	-

Net Loss	$(24,311)	$(106)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES	39,854,012	39,854,012

See notes to unaudited financial statements

QueryObject Systems Corporation

Statements of Cash Flows

	Three Months ended March 31,
	2008	2007
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(24,311)	$(106)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of beneficial conversion feature	9,409	-
Changes in assets and liabilities:
Accounts payable and accrued expenses	(25,845)	-
NET CASH USED IN OPERATING ACTIVITIES	(40,747)	(106)

DECREASE IN CASH	(40,747)	(106)

CASH - BEGINNING OF PERIOD	51,066	106

CASH - END OF PERIOD	$10,319	$-

CASH PAID FOR:
Interest	$-	$-
Taxes	$-	$-

See notes to unaudited financial statements

QueryObject Systems Corporation

Notes to the Unaudited Financial Statements

1.           Organization and Summary of Significant Accounting Policies

Organization
QueryObject Systems Corporation (the “Company”) was originally incorporated in California in February 1989.  In November 1997, pursuant to a plan of corporate reorganization, the Company merged with its wholly owned Delaware subsidiary.  The Company developed and marketed proprietary business intelligence software and application services solutions that enabled business managers to leverage existing corporate data in making strategic decisions.

Discontinued operations
On December 12, 2001 the Company entered into an agreement to sell substantially all of its assets to an unaffiliated third party (the “Sale”).  The purchase price was $900,000 in cash and the forgiveness of $271,404 of accounts receivable due from the purchaser (see Note 3.).  The Sale received stockholder approval on March 13, 2002.

Summary of significant accounting policies

Basic and diluted net loss per share
Basic net loss per share is computed by dividing the net loss by the sum of the weighted average number of shares of common stock outstanding.  The weighted average number of shares of common stock outstanding includes the number of common shares issued upon the exercise of options and warrants, as of the date of exercise.

Diluted earnings per share are based on the potential dilution that would occur on exercise or conversion of securities into common stock.  Outstanding options and warrants to purchase shares of common stock that could potentially dilute basic earnings per share in the future were not included in the computation of diluted net loss per share because to do so would have had an antidilutive effect for the periods presented.  As a result, the basic and diluted per share amounts are identical for all periods presented.  As of March 31, 2008, the Company has outstanding a Senior Convertible Note (see Note 4.) that is convertible into 33,333,333 common shares and a warrant outstanding to purchase an additional 50,000,000 common shares.

Cash and cash equivalents
The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Income taxes
The Company provides for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”), as amended.  Income taxes are computed using the asset and liability method.  Under the asset and liability method specified by SFAS 109, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Use of estimates
These financial statements have been prepared in conformity with generally accepted accounting principles that require management to make reasonable estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the consolidated financial statements.  Actual results could differ from those estimates.

Fair value of financial instruments
The carrying value of cash and cash equivalents and accounts payable and accrued expenses approximates fair value, due to the relatively short-term nature of these instruments.

QueryObject Systems Corporation

Notes to the Unaudited Financial Statements

Share-Based Compensation
In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment,” which replaces SFAS No. 123 and supersedes Accounting Principles Board (“APB”) Opinion No. 25.  Under SFAS No. 123(R), companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services.  Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans.  In March 2005 the SEC issued Staff Accounting Bulletin No. 107, or “SAB 107”.  SAB 107 expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff’s views regarding the valuation of share-based payment arrangements for public companies.  SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods.  On April 14, 2005, the U.S. Securities and Exchange Commission (the “SEC”) adopted a new rule amending the compliance dates for SFAS 123R.  Companies may elect to apply this statement either prospectively, or on a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods under SFAS No. 123.  Effective January 1, 2006, the Company has adopted SFAS No. 123(R) under the prospective method.

RECENT ISSUED ACCOUNTING STANDARDS

FASB 141(revised 2007) – Business Combinations
In December 2007, the FASB issued FASB Statement No. 141 (revised 2007), Business Combinations.  This Statement replaces FASB Statement No. 141, Business Combinations.  This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination.  This Statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  This Statement’s scope is broader than that of Statement 141, which applied only to business combinations in which control was obtained by transferring consideration.  By applying the same method of accounting—the acquisition method—to all transactions and other events in which one entity obtains control over one or more other businesses, this Statement improves the comparability of the information about business combinations provided in financial reports.

This Statement requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions specified in the Statement.  That replaces Statement 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values.

This Statement applies to all transactions or other events in which an entity (the acquirer) obtains control of one or more businesses (the acquirer), including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration, for example, by contract alone or through the lapse of minority veto rights.  This Statement applies to all business entities, including mutual entities that previously used the pooling-of-interests method of accounting for some business combinations.  It does not apply to: (a) The formation of a joint venture, (b) The acquisition of an asset or a group of assets that does not constitute a business, (c) A combination between entities or businesses under common control, (d) A combination between not-for-profit organizations or the acquisition of a for-profit business by a not-for-profit organization.

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  An entity may not apply it before that date.  Management believes this Statement will have no impact on the financial statements of the Company once adopted.

QueryObject Systems Corporation

Notes to the Unaudited Financial Statements

FASB 160 – Noncontrolling Interests in Consolidated Financial Statements –
  an amendment of ARB No. 51

In December 2007, the FASB issued FASB Statement No. 160 – Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51.  This Statement applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  Not-for-profit organizations should continue to apply the guidance in Accounting Research Bulletin No. 51, Consolidated Financial Statements, before the amendments made by this Statement, and any other applicable standards, until the Board issues interpretative guidance.

This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  Before this Statement was issued, limited guidance existed for reporting noncontrolling interests.  As a result, considerable diversity in practice existed.  So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity.  This Statement improves comparability by eliminating that diversity.

A noncontrolling interest, sometimes called a minority interest, is the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent.  The objective of this Statement is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require: (a) The ownership interests in subsidiaries held by parties other than he parent be clearly identified, labeled, and presented in the consolidated statement of financial position within equity, but separate from the parent’s equity, (b) The  amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, (c)  Changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently. A parent’s ownership interest in a subsidiary changes if the parent purchases additional ownership interests in its subsidiary or if the parent sells some of its ownership interests in its subsidiary.  It also changes if the subsidiary reacquires some of its ownership interests or the subsidiary issues additional ownership interests.  All of those transactions are economically similar, and this Statement requires that they be accounted for similarly, as equity transactions, (d) When a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value.  The gain or loss on the deconsolidation of the subsidiary is measured using the fair value of any noncontrolling equity investment rather than the carrying amount of that retained investment, (e) Entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.

This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends).  Earlier adoption is prohibited.  This Statements hall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except for the presentation and disclosure requirements.  The presentation and disclosure requirements shall be applied retrospectively for all periods presented.  Management believes this Statement will have no impact on the financial statements of the Company once adopted.

FASB 161 - Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB statement No. 133

In March 2008, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133, which requires additional disclosures about the objectives of the derivative instruments and hedging activities, the method of accounting for such instruments under SFAS No. 133 and its related interpretations, and a tabular disclosure of the effects of such instruments and related hedged items on our financial position, financial performance, and cash flows. SFAS No. 161 is effective for the Company beginning January 1, 2009. Management believes that, for the foreseeable future, this Statement will have no impact on the financial statements of the Company once adopted.

QueryObject Systems Corporation

Notes to the Unaudited Financial Statements

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

2.           Going Concern

The Company has incurred operating losses since inception.  The Company currently has no material assets and has been inactive since December 2001.  The Company has insufficient cash to maintain commercially reasonable operations.  In addition, the Company has no product to sell and has no revenue.  Giving effect to the Company’s issuance of a $100,000 Senior Convertible Note (see Note 4.), the Company’s cash and cash equivalent balance is still insufficient to satisfy its cash flow requirements on an operating basis for more than twelve months.  The Company may seek to sell additional equity or debt securities in the future; however, there can be no assurance that the Company would be successful in raising sufficient additional funds.  The sale of additional equity or debt securities would result in additional dilution to the Company’s stockholders’.

3.           Discontinued Operations

On December 12, 2001 the Company received the first installment on the Sale totaling $250,000.  During January 2002 the Company received the second installment on the Sale totaling $250,000 and received the balance remaining of $400,000 in March 2002 after the stockholders approved the Sale.  The Company transferred certain property and equipment to the purchaser with a net book value of $967,760 and forgave $271,414 of accounts receivable from the purchaser.  This resulted in a loss on sale of discontinued operations of $339,174.

4.           Senior Convertible Note Payable

On June 28, 2007, the Company issued a $100,000 Senior Convertible Note (the “Note”) to a stockholder of the Company.  The Note bears interest at 8% and is due on June 28, 2008.  The Note is convertible at the option of the holder into 33,333,333 shares of the Company’s Common Stock.  Accounts payable and accrued expenses as of March 31, 2008 includes accrued interest of $6,232 on the Note.  The proceeds of the Note are being used primarily to pay legal and professional fees to regain reporting status with the Securities and Exchange Commission.  The Company also issued a common stock purchase warrant to the stockholder which is exercisable for 10 years into 50,000,000 shares of the Company’s common stock at an exercise price of $.003 per share.

The fair value of the Warrant was $35,484 using the Black-Scholes option-pricing model with the following assumptions; no dividends; risk-free interest rate of 5%; an expected life of five years and volatility of 75%.  Accordingly, the fair value of the amount allocated to the beneficial conversion feature is being amortized over the life of the Note (one year) and is reported as interest.  Amortization of $9,409 was included as interest expense for the three months ended March 31, 2008.

See Note 7. Subsequent Events, for the issuance by the Company of an additional Note and warrants in May 2008.

5.           Description of Securities

On March 14, 2008, the Company increased the authorized capital stock, specifically the common stock, par value $0.003, by 50,000,000 shares to 150,000,000 authorized shares of common stock.  The Company’s authorized preferred stock continues to be 4,000,000 shares.  As of March 31, 2008, there are 39,854,012 issued and outstanding shares of Common Stock and 4,000,000 shares of preferred stock, par value $0.001 per share, of which none have been designated or issued.  The following summarizes the important provisions of the Company’s capital stock.

QueryObject Systems Corporation

Notes to the Unaudited Financial Statements
Common Stock

The holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.  There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted can elect all of the directors then being elected.  The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor.  In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.  Holders of shares of common stock, as such, have no redemption, preemptive or other subscription rights, and there are no conversion provisions applicable to the common stock.  All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The Company’s authorized shares of Preferred Stock may be issued in one or more series, and the board of directors is authorized, without further action by the stockholders, to designate the rights, preferences, limitations and restrictions of and upon shares of each series, including dividend, voting, redemption and conversion rights.  The board of directors also may designate par value, preferences in liquidation and the number of shares constituting any series.  The Company believes that the availability of Preferred Stock issuable in series will provide increased flexibility for structuring possible future financings and acquisitions, if any, and in meeting other corporate needs.  It is not possible to state the actual effect of the authorization and issuance of any series of Preferred Stock upon the rights of holders of common stock until the Board of Directors determines the specific terms, rights and preferences of a series of Preferred Stock.  However, such effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, or impairing liquidation rights of such shares without further action by holders of the common stock.  In addition, under various circumstances, the issuance of Preferred Stock may have the effect of facilitating, as well as impeding or discouraging, a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of the Company’s securities or the removal of incumbent management.  Issuance of Preferred Stock could also adversely affect the market price of the common stock.  The Company has no present plan to issue any shares of Preferred Stock.

7.           Subsequent Events

Increase in Authorized Capital Stock

On May 16, 2008, the Company the Company increased the authorized capital stock, specifically the common stock, par value $0.003, by 100,000,000 shares to 250,000,000 authorized shares of common stock.  The Company’s authorized preferred stock continues to be 4,000,000 shares.

Senior Convertible Note Payable

On May 19, 2008, the Company issued one-year convertible notes (the “2008 Notes”) to a stockholder and certain Board members of the Company.  The 2008 Notes totaled $60,000 and bear interest at 8%.  The 2008 Notes are convertible at the option of the holder into 20,000,000 shares of the Company’s Common Stock.   The Company also issued a common stock purchase warrants which is exercisable for 10 years into 30,000,000 shares of the Company’s common stock at an exercise price of $.003 per share.

The fair value of the Warrants was $60,000 using the Black-Scholes option-pricing model with the following assumptions; no dividends; risk-free interest rate of 5%; an expected life of five years and volatility of 75%.  Accordingly, the fair value of the amount allocated to the beneficial conversion feature will be amortized over the life of the 2008 Notes (one year) and will be reported as interest.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

On November 9, 2004, PricewaterhouseCoopers LLP (“PwC”), resigned as independent auditors of QueryObject Systems Corporation (the “Company”).  PwC has not audited any financial statements of the Company as of any date or for any period subsequent to the year ended December 31, 2000.  Furthermore, the Company has not filed its annual report on Form 10-KSB for any of the years ended December 31, 2001, 2002 or 2003.  The reports of PwC on the Company’s financial statements for the two years ended December 31, 1999 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that their reports on the financial statements for both years included an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the years ended December 31, 1999 and 2000 and through November 9, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of PwC, would have caused it to make reference thereto in their reports on the financial statements for such years.

During the years ended December 31, 1999 and 2000 and through November 9, 2004, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested PwC to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.  A copy of that letter, is filed as Exhibit 16 to the Company’s Periodic Report on Form 8-K filed with the SEC on November 16, 2004.

As a result of financial and other considerations the Board of Directors voted to appoint Sherb & Co., LLP as the  Company’s new independent auditors effective November 9, 2004.  During the two most recent fiscal years prior to and through November 9, 2004, the Company had not consulted with Sherb & Co., LLP concerning the Company’s financial statements, including the application of accounting principles to a specified transaction (proposed or completed) or the type of audit opinion that might be rendered on the Company’s financial statements or any matter that was either the subject of a  “disagreement” or “reportable event” (as such terms are defined in Item 304 of Regulation  S-K) with the previous independent auditors.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements for the years ended December 31, 2007 and December 31, 2006 (included as part of Item 13).

(b)	Copies of the following documents are filed with this Registration Statement on Form 10 as exhibits.

Exhibit Number	Description
3.1*	Certificate of Incorporation, as amended
3.2*	Certificate of Amendment, dated March 14, 2008, to Certificate of Incorporation
3.3	Certificate of Amendment, dated May 16, 2008, to Certificate of Incorporation
3.4*	By-Laws
4.1*	Form of Promissory Note, dated June 17, 2007
4.2*	Form of Warrant, dated June 17, 2007
4.3	Form of Promissory Note, dated May 19, 2008
4.4	Form of Warrant, dated May 19, 2008

* Previously filed

Index

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

QueryObject Systems Corporation
(Registrant)

Date: May 30, 2008	By:	/s/ Daniel Pess
		Name:	Daniel Pess
		Title:	President